UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 13, 2007

MERRIMAC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11201	22-1642321
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Fairfield Place, West Caldwell, New Jersey	07006
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (973) 575-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 13, 2007, Merrimac Industries, Inc. (the “Company”) entered into a Stock Purchase and Confidentiality Agreement (the “Agreement”) with Adam Smith Investment Partners, L.P. (“ASIP”), Adam Smith Capital Management LLC (“ASCM”), Diamond Capital Management (“DCM”), Adam Smith Investments, Ltd. (“ASI”), Richard Grossman (“RG”), Orin Hirschman (“OH”), and Richard and Ana Grossman JTWROS (“RAG”, and collectively with ASIP, ASCM, DCM ASI RG, and OH, the “Sellers”).  Pursuant to the Agreement, the Company repurchased from the Sellers in a private transaction 238,700 shares of the Company’s common stock, par value $0.01 per share, for the treasury at a price of $9.00 per share, for an aggregate purchase price of $2,148,300.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On March 14, 2007, the Company and American Stock Transfer & Trust Company (which acquired Wachovia Bank, National Association), as Rights Agent (the "Rights Agent") executed the eighth amendment (the “Amendment”) to the Company’s Rights Agreement dated as of March 9, 1999, as amended as of June 9, 1999, April 7, 2000, October 26, 2000, February 21, 2001, February 28, 2002, September 18, 2002 and December 13, 2004 (the "Rights Agreement").

The Amendment increases the percentage of beneficial ownership required to trigger rights under the Rights Agreement from 10 percent to 12.5 percent by changing the definition of an “Acquiring Person” under the Rights Agreement.  The Amendment is attached hereto as Exhibit 4.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

4.1

Amendment No. 8 to the Company’s Rights Agreement, dated as of March 14, 2007, between the Company and American Stock Transfer & Trust Company.

99.1

Press release dated March 14, 2007.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAC INDUSTRIES, INC.

By: /s/ Robert V. Condon

Name: Robert V. Condon

Title: Vice President, Finance

and Chief Financial Officer

Date: March 14, 2007